Exhibit 99.1
Skyward Specialty Insurance Group Reports Second Quarter 2024 Results
Houston, TX – August 5, 2024 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported second quarter 2024 net income of $31.0 million, or $0.75 per diluted share, compared to $19.5 million, or $0.51 per diluted share, for the same 2023 period. Net income for the first half of 2024 was $67.8 million, or $1.65 per diluted share, compared to $35.0 million, or $0.93 per diluted share, for the same 2023 period.
Adjusted operating income(1) for the second quarter of 2024 was $33.1 million, or $0.80 per diluted share, compared to $16.0 million, or $0.42 per diluted share, for the same 2023 period. Adjusted operating income(1) for the first half of 2024 was $64.0 million, or $1.56 per diluted share, compared to $31.5 million, or $0.84 per diluted share, for the same 2023 period.
Highlights for the second quarter included:
•Gross written premiums increased 17.6%.
•Underwriting income(1) of $23.9 million compared to $15.5 million for the second quarter of 2023.
•Adjusted operating income(1) of $33.1 million compared to $16.0 million for the second quarter of 2023.
•Combined ratio of 90.7% compared to 92.0% for the second quarter of 2023.
•Cat loss and LAE ratio of 1.2% compared to 3.5% for the second quarter of 2023.
•Annualized return on equity of 19.6% through the first half of 2024 compared to 14.8% for the same 2023 period.
•Annualized return on tangible equity(1) of 22.4% through the first half of 2024 compared to 18.3% for the same 2023 period.

(1) See "Reconciliation of Non-GAAP Financial Measures"
Skyward Specialty Chairman and CEO Andrew Robinson commented, "Our second quarter results continue the consistently excellent performance we have produced in each of the seven quarters reporting as a public company and our adjusted operating income of $33.1 million was the best in Company history. Our 90.7% combined ratio, inclusive of 1.2% of catastrophe losses, was again excellent. Our 18% gross written premiums growth reflects the power and sustainability of our "Rule our Niche" strategy. We are pleased with the sources of our growth which are increasingly coming from parts of our business that are less exposed to the P&C cycles, including our surety, accident & health and captives divisions and our agriculture business unit within our global property & agriculture division. We continue to be confident that we are well positioned to deliver attractive returns for our shareholders and to profitably grow our Company."
"Last week's AM Best upgrade to A (Excellent) with stable outlook is a testament to the strength of our business model and the dedication of our team. This upgrade reflects our ongoing commitment to delivering exceptional value to our policyholders and shareholders."

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended June 30,			Six months ended June 30,
unaudited	2024	2023	% Change	2024	2023	% Change
Gross written premiums	$496,243	$421,994	17.6%	$954,863	$782,492	22.0%
Ceded written premiums	$(199,114)	$(208,257)	(4.4)%	$(370,634)	$(366,614)	1.1%
Net retention	59.9%	50.6%	NM (1)	61.2%	53.1%	NM (1)
Net written premiums	$297,129	$213,737	39.0%	$584,229	$415,878	40.5%
Net earned premiums	$257,583	$194,347	32.5%	$493,925	$377,178	31.0%
(1) Not meaningful

The increase in gross written premiums for the second quarter and first half of 2024, when compared to the same 2023 periods, was driven by double-digit premium growth primarily from our captives, transactional E&S and surety underwriting divisions.

Combined Ratio	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023
Non-cat loss and LAE(1)	60.6%	60.7%	60.6%	60.9%
Cat loss and LAE(1)	1.2%	3.5%	0.8%	2.7%
Prior accident year development - LPT(2)	(0.1)%	(0.2)%	(0.1)%	(0.2)%
Loss Ratio	61.7%	64.0%	61.3%	63.4%
Net policy acquisition costs	14.0%	11.9%	13.7%	11.7%
Other operating and general expenses	15.8%	17.3%	15.9%	17.0%
Commission and fee income	(0.8)%	(1.2)%	(0.8)%	(1.0)%
Expense ratio	29.0%	28.0%	28.8%	27.7%
Combined ratio	90.7%	92.0%	90.1%	91.1%
Adjusted Underwriting Ratios
Adjusted loss ratio(2)	61.8%	64.2%	61.4%	63.6%
Expense ratio	29.0%	28.0%	28.8%	27.7%
Adjusted combined ratio(2)	90.8%	92.2%	90.2%	91.3%
(1) Current accident year
(2) See "Reconciliation of Non-GAAP Financial Measures"

The loss ratios for the second quarter and first half of 2024 improved 2.3 points and 2.1 points, respectively, when compared to the same 2023 periods, driven by less severity of convective storms.
The expense ratios for the second quarter and first half of 2024 increased 1.0 point and 1.1 points, respectively, when compared to the same 2023 periods driven by the business mix shift partially offset by earnings leverage.
The expense ratios for all periods presented exclude the impact of IPO related stock compensation and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income.

Investment Results

Net Investment Income
$ in thousands	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023
Short-term investments & cash and cash equivalents	$4,021	$3,206	$9,108	$4,985
Fixed income	13,786	7,919	26,264	15,380
Equities	751	684	1,378	682
Alternative & strategic investments	3,580	(3,226)	3,685	(7,818)
Net investment income	$22,138	$8,583	$40,435	$13,229
Net unrealized (losses) gains on securities still held	$(1,760)	$5,017	$7,231	$8,784
Net realized (losses) gains	(65)	334	(753)	(2,472)
Net investment (losses) gains	$(1,825)	$5,351	$6,478	$6,312

Beginning January 1, 2024 we simplified the investment portfolio classifications to align with our strategy and the underlying risk characteristics of the portfolio. The prior period has been reclassified to conform to the current period presentation.
Net investment income for the second quarter and first half of 2024 increased $13.6 million and $27.2 million, respectively when compared to the same 2023 periods, driven by (i) increased income from our fixed income portfolio and short-term investments & cash and cash equivalents due to higher yields and larger asset bases and (ii) an increase in the fair value of limited partnership investments in our alternative and strategic investments portfolio.
Stockholders’ Equity
Stockholders’ equity was $723.6 million at June 30, 2024 which represents an increase of 4.5% when compared to stockholders' equity of $692.3 million at March 31, 2024. The increase in stockholders’ equity was primarily due to net income.

Conference Call
At 9 a.m. central time tomorrow, August 6, 2024, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We have chosen to exclude the net impact of the Loss Portfolio Transfer (“LPT”), all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening in certain non-GAAP metrics, where noted, as the business subject to the LPT is not representative of our continuing business strategy. The business subject to the LPT is primarily related to policy years 2017 and prior, was generated and managed under prior leadership, and has either been exited or substantially repositioned during the reevaluation of our portfolio. We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions - Accident & Health, Captives, Global Property & Agriculture, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944
or
Investor contact:
Natalie Schoolcraft,
nschoolcraft@skywardinsurance.com
614-494-4988

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	June 30, 2024	December 31, 2023
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $1,239,724 and $1,047,713, respectively)	$1,200,273	$1,017,651
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $225 and $329, respectively)	39,962	42,986
Equity securities, at fair value	112,823	118,249
Mortgage loans, at fair value	43,670	50,070
Equity method investments	101,903	110,653
Other long-term investments	2,665	3,852
Short-term investments, at fair value	215,041	270,226
Total investments	1,716,337	1,613,687
Cash and cash equivalents	72,989	65,891
Restricted cash	35,278	34,445
Premiums receivable, net	377,333	179,235
Reinsurance recoverables, net	667,837	596,334
Ceded unearned premium	255,138	186,121
Deferred policy acquisition costs	116,499	91,955
Deferred income taxes	25,107	21,991
Goodwill and intangible assets, net	87,868	88,435
Other assets	81,108	75,341
Total assets	$3,435,494	$2,953,435
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$1,470,106	$1,314,501
Unearned premiums	711,854	552,532
Deferred ceding commission	47,948	37,057
Reinsurance and premium payables	207,638	150,156
Funds held for others	95,596	58,588
Accounts payable and accrued liabilities	59,796	50,880
Notes payable	100,000	50,000
Subordinated debt, net of debt issuance costs	18,936	78,690
Total liabilities	2,711,874	2,292,404
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,096,132 and 39,863,756 shares issued and outstanding, respectively	401	399
Additional paid-in capital	713,542	710,855
Stock notes receivable	(5,233)	(5,562)
Accumulated other comprehensive loss	(31,136)	(22,953)
Retained earnings (accumulated deficit)	46,046	(21,708)
Total stockholders’ equity	723,620	661,031
Total liabilities and stockholders’ equity	$3,435,494	$2,953,435

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023

Revenues:
Net earned premiums	$257,583	$194,347	$493,925	$377,178
Commission and fee income	2,053	2,240	4,079	3,732
Net investment income	22,138	8,583	40,435	13,229
Net investment (losses) gains	(1,825)	5,351	6,478	6,312
Other loss	(7)	—	(7)	—
Total revenues	279,942	210,521	544,910	400,451
Expenses:
Losses and loss adjustment expenses	159,054	124,405	302,968	239,305
Underwriting, acquisition and insurance expenses	76,679	56,683	146,453	108,338
Interest expense	2,449	2,466	5,176	4,618
Amortization expense	360	486	748	873
Other expenses	1,045	1,465	2,233	2,579
Total expenses	239,587	185,505	457,578	355,713
Income before income taxes	40,355	25,016	87,332	44,738
Income tax expense	9,385	5,564	19,578	9,730
Net income	30,970	19,452	67,754	35,008
Net income attributable to participating securities	—	—	—	1,402
Net income attributable to common stockholders	$30,970	$19,452	$67,754	$33,606
Comprehensive income:
Net income	$30,970	$19,452	$67,754	$35,008
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(1,451)	(4,375)	(6,869)	3,413
Reclassification adjustment for losses on securities no longer held, net of tax	(406)	(1,165)	(1,314)	(1,212)
Total other comprehensive (loss) income	(1,857)	(5,540)	(8,183)	2,201
Comprehensive income	$29,113	$13,912	$59,571	$37,209

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023

Weighted average basic shares	39,177,457	36,603,779	39,142,825	34,746,874
Weighted average diluted shares	41,168,082	38,143,585	41,110,384	37,503,914

Basic earnings per share	$0.79	$0.53	$1.73	$0.97
Diluted earnings per share	$0.75	$0.51	$1.65	$0.93
Basic adjusted operating earnings per share	$0.84	$0.44	$1.64	$0.87
Diluted adjusted operating earnings per share	$0.80	$0.42	$1.56	$0.84

Annualized ROE (1)	17.5%	15.1%	19.6%	14.8%
Annualized adjusted ROE (2)	18.7%	12.4%	18.5%	13.3%
Annualized ROTE (3)	20.0%	18.3%	22.4%	18.3%
Annualized adjusted ROTE (4)	21.3%	15.1%	21.2%	16.5%

			June 30	December 31
			2024	2023

Shares outstanding			40,096,132	39,863,756
Fully diluted shares outstanding			41,945,532	41,771,854

Book value per share			$18.18	$16.72
Fully diluted book value per share			$17.38	$15.96
Fully diluted tangible book value per share			$15.28	$13.84

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended June 30,				Six months ended June 30,
(unaudited)	2024		2023		2024		2023
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$40,355	$30,970	$25,016	$19,452	$87,332	$67,754	$44,738	$35,008
Less (add):
Net investment (losses) gains	(1,825)	(1,442)	5,351	4,227	6,478	5,118	6,312	4,986
Net impact of loss portfolio transfer	241	190	462	365	482	381	704	556
Other loss	(7)	(6)	—	—	(7)	(6)	—	—
Other expenses	(1,045)	(826)	(1,465)	(1,157)	(2,233)	(1,764)	(2,579)	(2,037)
Adjusted operating income	$42,991	$33,054	$20,668	$16,017	$82,612	$64,025	$40,301	$31,503

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023
Income before federal income tax expense	$40,355	$25,016	$87,332	$44,738
Add:
Interest expense	2,449	2,466	5,176	4,618
Amortization expense	360	486	748	873
Other expenses	1,045	1,465	2,233	2,579
Less:
Net investment income	22,138	8,583	40,435	13,229
Net investment (losses) gains	(1,825)	5,351	6,478	6,312
Other loss	(7)	—	(7)	—
Underwriting income	$23,903	$15,499	$48,583	$33,267

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Loss Ratio / Adjusted Combined Ratio – We define adjusted loss ratio and adjusted combined ratio as the corresponding ratio (calculated in accordance with GAAP), excluding losses and LAE related to the LPT and all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio and adjusted combined ratio should not be viewed as substitutes for our loss ratio and combined ratio, respectively.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2024	2023	2024	2023
Net earned premiums	$257,583	$194,347	$493,925	$377,178

Losses and LAE	159,054	124,405	302,968	239,305
Add: Pre-tax net impact of LPT	(241)	(462)	(482)	(704)
Adjusted losses and LAE	$159,295	$124,867	$303,450	$240,009

Loss ratio	61.7%	64.0%	61.3%	63.4%
Add: net impact of LPT	(0.1)%	(0.2)%	(0.1)%	(0.2)%
Adjusted loss ratio	61.8%	64.2%	61.4%	63.6%

Combined ratio	90.7%	92.0%	90.1%	91.1%
Add: net impact of LPT	(0.1)%	(0.2)%	(0.1)%	(0.2)%
Adjusted combined ratio	90.8%	92.2%	90.2%	91.3%

Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	June 30,		December 31,
(unaudited)	2024	2023	2023
Stockholders' equity	$723,620	$522,678	$661,031
Less: Goodwill and intangible assets	87,868	89,181	88,435
Tangible stockholders' equity	$635,752	$433,497	$572,596

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended June 30,			Six months ended June 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Global Property & Agriculture	$124,728	$124,080	0.5%	$225,361	$198,420	13.6%
Industry Solutions	84,112	79,249	6.1%	162,371	146,882	10.5%
Captives	62,099	39,283	58.1%	130,507	85,363	52.9%
Programs	59,644	52,598	13.4%	111,822	101,297	10.4%
Transactional E&S	45,711	30,632	49.2%	87,906	60,249	45.9%
Accident & Health	44,088	37,252	18.4%	84,989	73,265	16.0%
Professional Lines	38,106	32,989	15.5%	80,345	66,161	21.4%
Surety	37,737	26,221	43.9%	71,579	50,922	40.6%
Total gross written premiums(1)	$496,225	$422,304	17.5%	$954,880	$782,559	22.0%
(1) Excludes exited business